UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2011

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34942	77-0557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3945 Freedom Circle, Suite 1100 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 217-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Inphi Corporation (“Inphi”) held its 2011 Annual Meeting of Stockholders on May 17, 2011. There were 26,341,525 shares of common stock entitled to vote at the Annual Meeting of Stockholders, of which 21,234,680 shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1: Election of three Class I directors to hold office until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON- VOTES
David J. Ladd	19,628,921	631,376	974,383
Lip-Bu Tan	16,425,137	3,835,160	974,383

Proposal 2: The ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as Inphi’s independent registered public accountants:

FOR	AGAINST	ABSTAIN
20,776,162	72,473	386,045

Proposal 3: The advisory vote on Inphi’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
19,801,747	101,620	356,930	974,383

Proposal 4: The advisory vote on the frequency of holding an advisory vote on Inphi’s executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON- VOTES
8,074,500	135,832	12,036,256	13,709	974,383

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011

INPHI CORPORATION

By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer